Exhibit 15.1

PwC Wirtschaftsprüfung GmbH Erdbergstraße 200 1030 Vienna Austria Tel.: +43 1 501 88 - 0 Fax: +43 1 501 88 - 601 E-mail: office.wien@at.pwc.com www.pwc.at

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-208097) of Nabriva Therapeutics AG of our report dated April 28, 2016 relating to the financial statements, which appears in this Annual Report on Form 20-F.

Alexandra Rester

Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH

Vienna, Austria

April 28, 2016

Managing Directors: WP/StB Mag. Friedrich Baumgartner, WP/StB Mag. Horst Bernegger, WP/StB Mag. Dr. Christine Catasta, WP/StB Mag. Liane Hirner, WP/StB Mag. Werner

Krumm, WP/StB Mag. Dr. Aslan Milla, WP/StB WP/StB Mag. Peter Pessenlehner, WP/StB Mag. Dr. Anton Pichler, WP/StB Mag. Gerhard Prachner, WP/StB Mag. Birgit Pscheider,

WP/StB Dipl.Kfm.Univ. Dorotea-E. Rebmann, WP/StB Mag. Alexandra Rester, WP/StB Mag. Jürgen Schauer, WP/StB Mag. Ute Unden-Schubert, WP/StB Mag. Günter Wiltschek,

WP/StB Mag. Felix Wirth

Domicile: Vienna; Company Register: FN 88248 b, Commercial Court of Vienna; DVR: 0656071; VAT number: ATU16124600; WT: 800834

PwC refers to the PwC network and/or one or more of its member firms, each of which is a separate legal entity. Please see www.pwc.com/structure for further details.